Exhibit 10.12
AMENDMENT TO
DUKE ENERGY CORPORATION
DIRECTORS’ SAVINGS PLAN
(as Amended and Restated Effective January 1, 2014)
The Duke Energy Corporation Directors’ Savings Plan (the “Plan”) is hereby amended, effective as of December 16, 2021, as follows:
1.    Section 3.2 of the Plan is hereby deleted in its entirety and replaced with the following:
“3.2    Deferral Elections — Compensation. Any individual who on or after January 1, 2014 becomes a Nonemployee Director will become a Participant in the Plan upon beginning to serve as a member of the Board of Directors. Each eligible Participant may irrevocably elect to defer in accordance with the terms of this Plan, a percentage up to 100% (such percentage to be a multiple of 1%) of such Participant’s Compensation for each Plan Year. Unless an earlier date is specified by the Committee, such election must be made by the Participant, and shall become irrevocable as of, the day immediately preceding the beginning of the Plan Year or the 30th day following the date the individual initially becomes eligible to participate in the Plan (or any other plan required to be aggregated with the Plan under Section 409A of the Code). In the event that an individual first becomes eligible to participate in the Plan other than on the first day of a Plan Year, he or she shall have no right to defer Compensation earned on or prior to the date that the deferral election becomes irrevocable in accordance with its terms and his or her deferral election shall apply only to Compensation earned after the date that the deferral election becomes irrevocable. For purposes of clarity, in the event that an individual first becomes eligible to participate in the Plan other than on the first day of a Plan Year, the Committee may specify that his or her deferral election must be filed and become irrevocable prior to the date he or she becomes a Nonemployee Director, and the deferral election shall apply to all (rather than a portion of) Compensation earned during the portion of the Plan Year that occurs after the date that the deferral election becomes irrevocable. Compensation deferred shall be credited to the Participant’s Account at the time such Compensation otherwise would be paid to the Participant. Unless otherwise specified by the Committee in accordance with procedures established from time to time, an election to defer Compensation shall apply only with respect to the Compensation earned in the Plan Year following the Plan Year in which the deferral election is made, and such deferral election cannot be revoked.”
2.    Section 3.3(a) of the Plan is hereby deleted in its entirety and replaced with the following:
“3.3    Deferral Elections – Stock Retainers and Other LTIP Awards. Each eligible Participant may irrevocably elect to defer, in accordance with the terms of this Plan, the entire amount of any LTIP Award (including stock retainers), subject to the following conditions:

(a)    General Rule. Except as otherwise provided in this Section, the deferral election shall be made by, and shall become irrevocable as of, December 31 (or such earlier date as specified by the Committee) of the Plan Year next preceding the Plan Year for which such LTIP Award is granted. In the event that an individual first becomes eligible to participate in the Plan other than on the first day of a Plan Year but after the commencement of a performance period, then, unless an earlier date is specified by the Committee, he or she may file a deferral election, and the deferral election shall become irrevocable as of, the 30th day following the date the individual initially becomes eligible to participate in the Plan (or any other plan required to be aggregated with the Plan under Section 409A of the Code) and such election shall apply only to that portion of the LTIP Award that is earned for such performance period equal to the total amount of the LTIP Award earned during such performance period multiplied by a fraction, the numerator of which is the number of days beginning on the day immediately after the deferral election becomes irrevocable and ending on the last day of the performance period, and the denominator of which is the total number of days in the performance period. For purposes of clarity, in the event that an individual first becomes eligible to participate in the Plan other than on the first day of a Plan Year but after the commencement of a performance period, the Committee may specify that his or her deferral election must be filed and become irrevocable prior to the date he or she becomes a Nonemployee Director, and the deferral election shall apply to the entire (rather than a portion of) LTIP Award.”
3. Except as explicitly set forth herein, the Plan will remain in full force and effect.
IN WITNESS WHEREOF, the undersigned duly authorized officers have executed this amendment as of the dates set forth below.
DUKE ENERGY CORPORATION

By: ________________________________      Name: Ronald R. Reising
Title: Senior Vice President and Chief Human Resources Officer

Date: ________________________

By: ________________________________      Name: Kodwo Ghartey-Tagoe
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: ________________________